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                                                                      Exhibit 99
[LETTERHEAD OF WHITE RIVER CORPORATION APPEARS HERE]


                                              CONTACT: (914) 251-0237 Ext. 113



                  WHITE RIVER REPORTS PRESIDENT AND CEO RESIGNS

WHITE PLAINS, New York, December 22, 1997 -- White River Corporation ("White River") announced today that Robert T. Marto resigned from his position as President and CEO of White River, effective as of the close of business on December 22, 1997. Mr. Marto's resignation was required under the terms of the recently announced Agreement and Plan of Merger, by and between White River and an affiliate of Harvard Private Capital Group, Inc. Mr. Marto will continue to serve on the Board of Directors of White River and will chair the Finance Committee of the Board.

The Board of Directors of White River expects to name a new President and CEO in January.

White River's common stock trades on the Nasdaq National Market tier of the NASDAQ Stock Market under the symbol "WHRC".